 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022
______________________________________________________________________________________________________

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in charter)
______________________________________________________________________________________________________

Delaware	001-31234	75-2969997
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices)

(214) 756-6900
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	WHG	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement
On May 25, 2022, Westwood Holdings Group, Inc., a Delaware corporation (the "Company"), Salient Capital Management, LLC, a Delaware limited liability company, Salient Partners, L.P., a Delaware limited partnership ("Salient Partners"), the other Sellers as listed on Annex A attached thereto (collectively, the "Sellers" and each, individually, a "Seller") entered into a Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company has agreed, subject to the satisfaction of the closing conditions, to purchase (the "Transaction") Salient Partners’ asset management business (the "Business").
Subject to the adjustments described below, the aggregate purchase price (the "Purchase Price") to be paid by the Company is (i) $35 million in cash (the "Closing Payment") paid at the closing of the Transaction (the "Closing"), (ii) contingent earn-out payments of up to an aggregate of $25 million (the "Earn-Out Payments") and (iii) the assumption of certain liabilities of the Business. The Earn-Out Payments become payable based on (x) the retention of a minimum level of net revenue (as calculated under the Purchase Agreement) of the Business in the 15, 18, 21 and 24 months following the Closing (the "Revenue Retention Earnout Payments") and (y) the growth in net revenue (as calculated under the Purchase Agreement) of the Business in the second and third years following the Closing (the "Revenue Growth Earnout Payments"). The Closing Payment is expected to be paid using cash on hand. The Revenue Retention Earnout Payments, if any, are expected to be paid using cash on hand. The Revenue Growth Earnout Payments, if any, would be paid in shares of the Company’s common stock, par value $0.01 per share.
The Purchase Agreement provides that the Closing Payment will be reduced if the Sellers do not obtain client consents ("Consents") relating to the assignment of Salient Partners’ advisory agreements representing revenues equal to at least 95% of a baseline revenue amount (the "Base Revenue Run Rate"), and is also subject to working capital adjustments. The Closing Payment is also subject to a customary post-Closing adjustment, as well as a true-up payment in respect of Consents obtained in the six months following the Closing.
The Closing of the Transaction is subject to (1) the receipt of Consents representing revenues of at least 75% of the Base Revenue Run Rate, (2) the absence of any material adverse effect (as defined in the Purchase Agreement) on the Business, (3) certain specified key employees not having resigned (or given notice of resignation) and each performing their respective duties as of the Closing , (4) consent and releases by the requisite equityholders and lenders of the Sellers and (5) other customary closing conditions. The Transaction is expected to close by the end of 2022, subject to the satisfaction or waiver of such conditions.
The Purchase Agreement contains customary termination rights for the Company and the Sellers, including in the event the Transaction is not consummated on or before February 26, 2023. The Purchase Agreement also contains customary representations, warranties, covenants and indemnification and escrow provisions, and the Company will be obtaining a representation and warranty insurance policy in connection with the Transaction. Salient Partners is required, among other things, to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Purchase Agreement and the consummation of the Transaction, subject to certain exceptions.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors with information regarding the terms of the Purchase Agreement and are not intended to provide any other factual information about the Company, Salient Partners, the other Sellers or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Salient Partners, the other Sellers or any of their respective subsidiaries, affiliates or businesses.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 25, 2022, the Board of Directors of the Company has appointed Fabian Gomez, age 56, to serve as the Company’s President. Brian Casey, the Company’s current Chief Executive Officer and President, has resigned from his position as President in order to accommodate the promotion of Mr. Gomez to that position. Mr. Casey will continue in the role as the Company’s Chief Executive Officer.
Mr. Gomez had previously served in various capacities at the Company, including as the Company’s Chief Operating Officer beginning in February 2018, the Chief Information Officer beginning in July 2015, and also the Director of Operations beginning in February 2016. Before joining Westwood, Mr. Gomez worked at Invesco Ltd. where he served as the Global Head of Equity and Alternative Investment Applications and was responsible for strategic planning, oversight of all major project initiatives, and staff development at a global level. Prior to that, Mr. Gomez worked for McDonnell Investment Management where he served for six years as a Managing Director and Chief Information Officer. Mr. Gomez also worked for Nuveen Investments, Morgan Stanley Investment Management and Van Kampen Funds. Mr. Gomez earned an MBA in Finance and International Management from Rice University Business School and a B.A. in Biology from The University of Texas at Austin.
As President, Mr. Gomez is eligible to participate in all compensation and incentive plans that are available to the Company’s employees generally, including (i) annual cash incentive awards approved by the Compensation Committee of the Company’s Board of Directors, (ii) long-term equity incentive awards granted pursuant to the Company’s Eighth Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”), and (iii) employee and post-retirement benefits, including under the Company’s Westwood Holdings Group, Inc. Savings Plan.
The Company will pay Mr. Gomez an annual base salary of $400,000 to serve as President, his target annual cash bonus opportunity will be $300,000 (75% of base salary), and his target annual stock incentive award under the Stock Incentive Plan will be $300,000 (75% of base salary), subject to the approval of the Compensation Committee of the Company’s Board of Directors. Future salary, cash bonus awards, and restricted stock awards are subject to the approval of the Compensation Committee of the Company’s Board of Directors.
There is no written employment agreement with Mr. Gomez; however, in connection with his appointment, the Company and Mr. Gomez entered into a letter agreement dated May 25, 2022 (the "Gomez Letter Agreement") and an Employee Confidentiality and Non-Compete Agreement dated May 25, 2022 (the "Gomez CNCA").
The Gomez Letter Agreement, which supersedes and replaces the severance agreement between the Company and Mr. Gomez dated February 9, 2018, provides for continued vesting of Mr. Gomez’s outstanding unvested restricted stock awards (time-based and performance-based) upon his involuntary termination of employment by the Company without "cause" (as defined in the Gomez Letter Agreement) or his voluntary termination of employment with the Company for “good reason” (as defined in the Gomez Letter Agreement), provided he (a) complies fully with all obligations under the Gomez Letter Agreement and the Gomez CNCA, and (b) executes and does not revoke a general release of all claims arising out of or related to his employment with the Company. The Gomez Letter Agreement also provides for 100% accelerated vesting of his outstanding stock option and restricted stock awards upon the occurrence of a change in control (as defined in the Gomez Letter Agreement).
The Gomez CNCA contains (a) customary confidentiality provisions, (b) a non-compete covenant that applies during Mr. Gomez’s employment and for 12 months thereafter and which restricts him from performing services for any person or entity in the United States that is or was a client of Westwood with respect to whom Mr. Gomez did business and/or had personal contact during his employment with Westwood, and (c) customary employee and client non-solicitation restrictive covenants that apply during Mr. Gomez’s employment and for 24 months thereafter. In addition, under the Gomez CNCA, Westwood can elect to restrict Mr. Gomez from competing against Westwood in any capacity for up to six months following his termination of employment in exchange for monthly salary continuation payments and monthly prorated bonus payments (based on the most recent annual cash bonus paid to Mr. Gomez before his termination).
The foregoing summaries of the Gomez Letter Agreement and the Gomez CNCA are qualified in their entireties by reference to the texts of the Gomez Severance Agreement and the Gomez CNCA, respectively, which are attached as exhibits to this report.
There are no family relationships between any of the Company’s directors or officers and Mr. Gomez.
* * *
Effective May 25, 2022, the Board of Directors of the Company appointed John Porter Montgomery, age 45, to serve as the Company’s Chief Operating Officer. Mr. Montgomery had previously served as the President of Westwood Trust (Dallas).
Mr. Montgomery had previously served in various capacities at the Company, including as the President of Westwood Wealth Management – Dallas beginning in March 2017, Chief Operating Officer of Westwood Trust beginning in early 2016, and as a Trust Officer of Westwood Trust beginning in 2003. Before joining Westwood, Mr. Montgomery worked at Ognisty

Capital Management where he served as Vice President of Trading. Prior to that Mr. Montgomery worked at SWS Securities where he served as an assistant market maker. Mr. Montgomery earned his MBA from the University of Dallas and his Bachelor of Science in Business Administration from the University of Arkansas.
The Company will pay Mr. Montgomery an annual base salary of $275,000 to serve as Chief Operating Officer, his target annual cash bonus opportunity will be $200,000 (73% of base salary), and his target annual stock incentive award under the Stock Incentive Plan will be $200,000 (73% of base salary), subject to the approval of the Compensation Committee of the Company’s Board of Directors. Future salary, cash bonus awards, and restricted stock awards are subject to the approval of the Compensation Committee of the Company’s Board of Directors.
There is no written employment agreement with Mr. Montgomery; however, he is bound by a previously signed Employee Confidentiality and Non-Compete Agreement between the Company and Mr. Montgomery, dated April 8, 2021 (the "Montgomery CNCA"). The Montgomery CNCA contains (a) customary confidentiality provisions, (b) a non-compete covenant that applies during Mr. Montgomery’s employment and for 12 months thereafter and which restricts him from performing services for any person or entity in the United States that is or was a client of Westwood with respect to whom Mr. Montgomery did business and/or had personal contact during his employment with Westwood, and (c) customary employee and client non-solicitation restrictive covenants that apply during Mr. Montgomery’s employment and for 12 months thereafter. In addition, under the Montgomery CNCA, Westwood can elect to restrict Mr. Montgomery from competing against Westwood in any capacity for up to six months following his termination of employment in exchange for monthly salary continuation payments and monthly prorated bonus payments (based on the most recent annual cash bonus paid to Mr. Montgomery before his termination).
Mr. Montgomery is the stepson of the Company’s Vice Chairman, Ms. Susan M. Byrne. As a previous employee of Westwood Trust (Dallas), a wholly-owned subsidiary of the Company, Mr. Montgomery received total compensation of $467,400 throughout 2021.
* * *
Effective May 25, 2022, the Board of Directors of the Company appointed Steven Paddon, age 61, to serve as the Company’s Head of Institutional Sales and Marketing Services, where he will be responsible for sales, client management, product management and marketing in the institutional channel. In connection with this appointment, Mr. Paddon will no longer serve as the Company’s Senior Vice President, Head of Distribution. Mr. Paddon joined the Company in 2018. Prior to joining Westwood, he served as Head of Institutional and International Sales at Oppenheimer Funds where he oversaw the institutional business teams and led the firm’s international expansion. Mr. Paddon also spent eight years leading Consultant Relations and Institutional Business at Investec Asset Management. Earlier in his career, Mr. Paddon focused on institutional sales and client service at Credit Suisse Asset Management, State Street Research, and MetLife. Mr. Paddon earned a Bachelor of Arts in Economics from Wheaton College and holds FINRA Series 7 and 24 licenses.
There is no written employment agreement with Mr. Paddon.
There are no family relationships between any of the Company’s directors or officers and Mr. Paddon.
Item 7.01. Regulation FD Disclosure
On May 26, 2022, the Company issued a press release announcing its execution of a definitive agreement to acquire the asset management business of the Sellers. A copy of that press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
2.1	Purchase Agreement, dated May 25, 2022, by and among Westwood Holdings Group, Inc., Salient Capital Management, LLC, Salient Partners, L.P. and the other Seller parties identified on Annex I.
10.1	Employee Confidentiality and Non-Compete Agreement dated as of May 25, 2022 by and between Fabian Gomez and Westwood Holdings Group, Inc.
10.2	Side Letter Agreement dated as of May 25, 2022 by and between Fabian Gomez and Westwood Holdings Group, Inc.
10.3	Employee Confidentiality and Non-Compete Agreement dated as of April 8, 2021 by and between Porter Montgomery and Westwood Holdings Group, Inc.
99.1	Press Release Dated May 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: May 25, 2022	/s/ Brian O. Casey
Brian O. Casey
President and Chief Executive Officer